Exhibit 99.1

Ramaco Resources Announces

Second Quarter Class A Stock Dividend Details

LEXINGTON, Ky., June 2, 2025 (PRNEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) a leading operator and developer of high-quality, low-cost metallurgical coal in Central Appalachia and future developer of rare earth elements and critical minerals in Wyoming, today announced the dividend ratio of its previously declared Class A common stock dividend for the second quarter of 2025.

RAMACO ANNOUNCES SECOND QUARTER OF 2025 DIVIDEND DETAILS

As previously announced, the Board of Directors approved and declared a quarterly Class A common stock dividend of $0.06875 per share of Class A common stock, payable on June 13, 2025 (the “Payment Date”), to shareholders of record on May 30, 2025 (the “Record Date”), with the dividend to be paid in shares of Class B common stock.

Also as previously announced, Class A common stockholders will receive a number of shares of Class B common stock for each share of Class A common stock determined by dividing $0.06875 by the closing transaction price of the Class B common stock on May 30, 2025, which was $7.45 per share (the “Class B Closing Price”).

Based on the Class B Closing Price, each Class A common stockholder will receive 0.009228 of one share of Class B common stock for each share of Class A common stock held by the Class A common stockholder at the close of the market on May 30, 2025.

No fractional shares will be issued in connection with the above-described stock dividend. In lieu of the issuance of fractional shares, the Company will pay in cash on the Payment Date the fair value of the fractions of a share issuable, determined as of the close of Nasdaq on the Record Date and based upon the Class B Closing Price.

For additional information please see our Current Report on Form 8-K which is expected to be filed with the Securities and Exchange Commission later today.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at http://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

POINT OF CONTACT

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company's ability to successfully develop the Brook Mine, including whether the Company's exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.